UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VOTE BY INTERNET www.CESVote.com Use the Internet to transmit your voting instructions. Have your voting instruction form in hand when you access the web site and then follow the instructions. The deadline for voting by Internet is 6:00 a.m. Eastern Daylight Time on May 26, 2009. VOTE BY PHONE 1-888-693-8683 Use any touch-tone telephone to transmit your voting instructions. Have your voting instruction form in hand when you call and then follow the instructions. The deadline for voting by telephone is 6:00 a.m. Eastern Daylight Time on May 26, 2009. VOTE BY MAIL Mark, sign and date your voting instruction form and return it in the postage-paid envelope we have provided or return it to: Corporate Election Services, PO Box 535800, Pittsburgh PA 15253. Vote by Telephone Call toll-free using a touch-tone phone: 1-888-693-8683 Vote by Internet Access the website and cast your vote: www.CESVote.com Vote by Mail Return your form in the postage-paid envelope provided YOUR VOTE IS IMPORTANT Vote by Internet or Telephone or Mail 24 hours a day, 7 days a week. Internet voting and telephone voting deadlines are 6:00 a.m. Eastern Daylight Time on Tuesday, May 26, 2009 for participants in the Target Corporation 401(k) Plan. Your telephone or Internet vote authorizes the Trustee to vote these shares in the same manner as if you marked, signed and returned your voting instruction form. TARGET CORPORATION VOTING INSTRUCTION FORM Voting Instruction Form Solicited on Behalf of the Board of Directors for the May 28, 2009 Annual Meeting of Shareholders. You are being provided with this voting instruction form because you participate in the Target Common Stock Fund under the Target Corporation 401(k) Plan (“Plan”), which holds shares of Target common stock. This voting instruction form will constitute voting instructions to the Trustee under the Plan. In accordance with the terms of the Plan, these instructions will be held in the strictest confidence by the Trustee and will not be divulged or released to any person, including officers or employees of the Corporation. If you return a signed voting instruction form but do not indicate your vote on a proposal, the Trustee is instructed to vote with the Board’s recommendation, which is FOR the nominees and proposals set forth in Items 1, 2, 3 and 4 and AGAINST the proposal set forth in Item 5. Your voting instructions will be applied based on your proportionate interest in shares held by the Target Common Stock Fund under the Plan. If you do not return a signed voting instruction form or respond by telephone or Internet as described above, the Trustee will vote your proportionate interest in the shares held by the Target Common Stock Fund in the same proportion as instructions actually received by the Trustee from Plan participants who give voting instructions. Instruction forms received by the Trustee after 6:00 a.m. Eastern Daylight Time on May 26, 2009 will not be counted. Signature Date: , 2009 Please sign exactly as name appears hereon. THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED. Please fold and detach form at perforation before mailing. c/o Corporate Election Services PO Box 535800 Pittsburgh, PA 15253-5800 1234 56 7890 1234567890 S0-0001 1,000.123456 JOHN SMITH 123 MAIN ST PITTSBURGH PA 15237 JOHN SMITH 123 MAIN ST PITTSBURGH PA 15237 1

IF YOU PLAN ON ATTENDING THE ANNUAL MEETING, YOU MUST REQUEST AN ADMISSION TICKET ON OR BEFORE MAY 25, 2009. PLEASE SEE PAGE 1 OF THE PROXY STATEMENT FOR INSTRUCTIONS ON REQUESTING A TICKET. TARGET CORPORATION VOTING INSTRUCTION FORM This form, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If you sign but do not otherwise complete the form, you will be instructing the Trustee to vote all shares in accordance with the recommendations of the Board of Directors. The Board of Directors Recommends a Vote “FOR” Items 1, 3 and 4 and “FOR” the Listed Nominees in Item 2: FOR AGAINST ABSTAIN 1. Determination that the number of directors constituting our Board of Directors shall be 12 2. Election of Directors Nominees: (2a) Mary N. Dillon (2b) Richard M. Kovacevich (2c) George W. Tamke (2d) Solomon D. Trujillo 3. Company proposal to ratify the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm 4. Company proposal to approve the performance measures available under the Target Corporation Long-Term Incentive Plan The Board of Directors Recommends a Vote “AGAINST” Item 5: 5. Shareholder proposal regarding annual advisory vote on executive compensation The Trustee will vote in its own discretion with respect to any other matter that properly comes before the meeting. IMPORTANT—THIS VOTING INSTRUCTION FORM MUST BE SIGNED AND DATED ON THE REVERSE SIDE. THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED. Please fold and detach form at perforation before mailing.